UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2010

Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109		75-225149
(State or other jurisdiction	(Commission File Number)		(IRS employer
of incorporation)			Identification No.)

905 East Walnut Street, Garland, Texas		75040
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code: (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 8.01: Other Events

     On January 11, 2010 the Board of Directors of Micropac Industries, Inc. approved the payment of a special dividend of $0.10 per share for shareholders of record as of January 25, 2010. It is anticipated that this dividend will be paid to the Company’s shareholders on or about February 17, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 01/11/2010	MICROPAC INDUSTRIES, INC.
(Registrant)

By: /s/ Mark King
(Signature)
Mark King
Chief Executive Officer